UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 15, 2018 (the “Commencement Date”), Iconix Brand Group, Inc. (the “Company”) entered into an employment agreement with Robert C. Galvin in connection with the Company’s employment of Mr. Galvin as its President and Chief Executive Officer. Pursuant to the employment agreement, Mr. Galvin will be appointed to the Company’s Board of Directors (the “Board”) effective on the Commencement Date and will be nominated for election to the Board at each annual meeting of the Company’s stockholders during the Term, as defined below, subject to approval by the Board’s Nominating and Governance Committee. The employment agreement provides that Mr. Galvin will be employed for a term beginning on the Commencement Date and ending December 31, 2021, subject to earlier termination or extension as specified in the employment agreement (such term of employment, the “Term”). The employment agreement provides for Mr. Galvin to receive an annual base salary of not less than $850,000 per year (to be prorated for any partial calendar year of employment) and for certain other benefits consistent with those provided to other senior executives of the Company. In addition, Mr. Galvin is eligible to receive annual cash bonuses of between 100% and 150% of his annual base salary, subject to the achievement of the applicable performance goals; provided, that, for the calendar year 2018, he will receive a minimum annual bonus of 100% of his 2018 annual base salary, prorated for his period of employment with the Company during such calendar year.

Additionally, the employment agreement provides for the grant to Mr. Galvin of the following restricted common stock units of the Company’s Common Stock, par value $0.001 per share (“Common Stock”): (i) 2018 Annual Award of time-vested restricted Common Stock units (“RSUs”); (ii) 2019 Annual Award of performance-based restricted Common Stock units (“PSUs”); (iii) 2019 Annual Award of RSUs; and (iv) time-vested restricted Common Stock units and performance-based restricted Common Stock units granted as an employment inducement award. Details of each are described below.

2018 Annual Award RSUs. On, or as soon as reasonably practicable after, the Commencement Date, Mr. Galvin will be granted an award of RSUs under the Company’s 2016 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”), with an aggregate fair market value of $180,000 as of the date of grant. The RSUs will vest in three equal annual installments on each of March 31, 2019, 2020 and 2021, subject to Mr. Galvin’s continued employment with the Company on the applicable vesting date.

2019 Annual Award PSUs. On the date on which 2019 annual equity awards are granted to the Company’s senior executives, Mr. Galvin will be granted an award of PSUs under the Plan, with an aggregate fair market value of $552,500 as of the Commencement Date. The PSUs will “cliff” vest based on performance criteria consistent with those contained in agreements relating to annual performance-based awards issued to other executives of the Company.

2019 Annual Award RSUs. On the date on which 2019 annual equity awards are granted to the Company’s senior executives, Mr. Galvin will be granted an award of RSUs under the Plan, with an aggregate fair market value of $297,500 as of the date of grant. The RSUs will vest in three equal annual installments on the first three anniversaries of the grant date.

The 2019 Annual Award PSUs and the 2019 Annual Award RSUs will be issued pursuant to grant agreements substantially in the form of agreements relating to annual performance-based and time-vested awards issued to other executives of the Company.

In addition to the annual awards of RSUs and PSUs described above, the Company will grant PSUs and/or RSUs or other cash or equity-based long-term incentives in future years during the Term after 2019, with an aggregate target of 125% of Mr. Galvin’s then-current base salary serving as the annual guideline for the aggregate fair market value of such grants, with a maximum aggregate annual payout of 200% of Mr. Galvin’s then-current base salary if applicable performance targets are achieved, subject to approval by the Board’s Compensation Committee.

Employment Inducement Awards. As an inducement to accept the Company’s offer of employment, on the Commencement Date, the Company granted to Mr. Galvin 2,311,604 RSUs, which equals the number of shares of Common Stock with an aggregate fair market value on the Commencement Date of $500,000 (“Employment Inducement RSUs”), and 2,311,604 shares PSUs, which equals the number of shares of Common Stock with an aggregate fair market value on the Commencement Date of $500,000 (the “Employment Inducement PSUs”).

One-third of the Employment Inducement RSUs vests on the Commencement Date, with the remaining two-thirds of the Employment Inducement RSUs to vest on October 15, 2019, subject to Mr. Galvin’s continued employment with the Company through the vesting date; provided that, if Mr. Galvin’s employment terminates for any reason before such vesting date, then all of the Employment Inducement RSUs (whether or not then vested) will be forfeited immediately for no consideration; provided further, that if Mr. Galvin is terminated by the Company without cause and unrelated to the Company’s or the Mr. Galvin’s performance, all unvested Employment Inducement RSUs shall vest (and be settled) on October 15, 2019.

The Employment Inducement PSUs “cliff” vest at the end of a three-year performance period ending on October 15, 2021 (the “Performance Period”) based on the percentile ranking of the Company’s total shareholder return (“TSR”) relative to the TSRs of its peer companies for such performance period. 100% of the PSUs will vest if the Company’s TSR ranks 75% or higher, 50% of the PSUs will vest if the Company’s TSR ranks 50%, and 25% of the PSUs will vest if the Company’s TSR ranks 35% (additional PSUs will vest proportionally if the Company’s TSR is between 35% and 50% and between 50% and 75%, respectively), and no PSUs will vest if the Company’s TSR is below 35%, in all events, subject to Mr. Galvin’s continued employment with the Company; provided that, if Mr. Galvin’s employment is terminated by the Company without “cause” (and not due to his death or disability) or by him for “good reason” (each such term as defined in his employment agreement with the Company), then he will remain eligible to earn a pro rata number of the PSUs, based on the percentage of the Performance Period during which he was employed by the Company, provided that the applicable TSR ranking is achieved on the termination date as if the termination date had been the last day of the Performance Period. The pro rata number of PSUs that would be earned by Mr. Galvin in accordance with the prior sentence will become vested at the end of the performance period, subject to Mr. Galvin’s continued compliance with certain restrictive covenants.

The various equity awards described above are subject to accelerated vesting and settlement under certain circumstances (including in the event of a change of control of the Company) and forfeiture upon the termination of Mr. Galvin’s employment under certain circumstances, in each case as set forth in the applicable grant agreement.

The employment agreement also provides for Mr. Galvin to receive certain severance payments if the Company terminates his employment other than for cause (and not by reason of his death or disability) or if Mr. Galvin terminates his employment for good reason, in any case, subject to his execution and non-revocation of a general release of claims. These severance payments include (i) 24 months of base salary continuation, (ii) any earned but unpaid annual bonus for the calendar year preceding the calendar year in which such termination of employment occurs, (iii) a prorated annual bonus for the calendar year in which such termination of employment occurs, based on the number of days of his employment during such calendar year, and assuming target performance for such calendar year, (iv) up to 18 months of Company-subsidized COBRA continuation coverage, and (v) accelerated vesting of unvested equity awards as provided in the applicable grant agreement. In the event that Mr. Galvin’s employment with the Company terminates under the circumstances described above but within 18 months after a “change in control” of the Company (as defined in the employment agreement), then Mr. Galvin will be entitled to a lump sum payment equal to two times the sum of (a) the annual base salary and (b) the average annual bonus paid to him for the two calendar years immediately prior to such change in control (or, if such change in control occurs in 2018 or 2019, an amount equal to 100% of his annual base salary), in addition to the other severance payments described in the foregoing clauses (ii), (iv) and (v). The employment agreement also contains certain confidentiality, non-disparagement and cooperation obligations for an indefinite period of time, and certain non-competition and non-solicitation obligations during employment and for 24 months thereafter.

This brief description of the material terms of the employment agreement and the equity grants is qualified in its entirety by reference to the provisions of the agreement and exhibits thereto attached to this report as Exhibit 10.1, which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Employment Inducement RSUs and Employment Inducement PSUs to Mr. Galvin is incorporated by reference into this Item. These inducement grants are exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 15, 2018, the Company appointed Robert Galvin as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors, effective immediately.

Mr. Galvin, 59, has been a director of Cherokee Inc. since June 2012 and has been its Chairman of the Board since June 2017. Mr. Galvin is also the founder and has been a Principal of Galvin Consulting, LLC, a consulting firm providing strategic services to private equity firms since November 2013. Previously, he served as Chief Executive Officer of Elie Tahari, Ltd. from January 2013 to November 2013. Prior to that he served as Chief Operating Officer and President of Sports Brands International Ltd., and President of Camuto Group. In these roles Mr. Galvin has had extensive experience managing global brand licensing activities for these companies. In addition, Mr. Galvin was instrumental in the refinancing of material indebtedness and cost restructurings at Cherokee and SBI. Mr. Galvin served as Chief Operating Officer of Nine West Group Inc., has been an independent director of Bebe Stores and is currently an independent director of Big 5 Sporting Goods Corp and Trans World Entertainment. He also currently serves as an independent director of Lands’ End, which he joined in 2014. Mr. Galvin is a graduate of Fairfield University and holds an MBA from the Stern School of Business at NYU.

Mr. Galvin is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of Mr. Galvin’s employment agreement set forth in Item 1.01 is incorporated herein by reference. A press release announcing the appointment of Mr. Galvin as the President and Chief Executive Officer of the Company and as a member of the Company’s board of directors, as well as the inducement grants to Mr. Galvin, was issued by the Company on October 15, 2018, a copy of which is attached hereto as Exhibit 99.1.

On October 15, 2018, F. Peter Cuneo’s employment agreement in respect of his role as Interim Chief Executive Officer was terminated in accordance with its terms in connection with the hiring of Mr. Galvin as the Chief Executive Officer. As of October 15, 2018, Mr. Cuneo entered into a new employment agreement pursuant to which he will retain his role as the Company’s Executive Chairman through December 31, 2018. Mr. Cuneo has held the Executive Chairman position since December 2017.

Pursuant to his new employment agreement, Mr. Cuneo will receive a yearly salary equal to $440,000 ($36,367 per month) for the remainder of the term. This salary will be paid to Mr. Cuneo in accordance with the Company’s payroll practices and policies then in effect and prorated for any partial period. If Mr. Cuneo resigns as Executive Chairman prior to the expiration of the term or is terminated for cause by the Company, no further salary will be payable following such resignation or termination. The foregoing summary of Mr. Cuneo’s employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

The description of Mr. Galvin’s employment agreement set forth in Item 1.01 is incorporated herein by reference. A press release announcing the appointment of Mr. Galvin as the President and Chief Executive Officer of the Company and as a member of the Company’s board of directors, as well as the inducement grants to Mr. Galvin, was issued by the Company on October 15, 2018, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement entered into October 15, 2018 by and between Iconix Brand Group, Inc. and Robert C. Galvin.

10.2	Employment Agreement entered into October 15, 2018 by and between Iconix Brand Group, Inc. and F. Peter Cuneo.

99.1	Press Release of the Company, dated October 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC.

(Registrant)

By:	/s/ Jason Schaefer
Jason Schaefer
Executive Vice President &
General Counsel

Date: October 18, 2018